UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097

   State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

                                    None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Compensatory Arrangements of Certain Officers.

HEI’s Definitive 14A 2008 Proxy Statement, dated March 26, 2008, describes HEI’s overall executive compensation program for its Named Executive Officers, including its long-term incentive plan and equity awards. HEI’s Named Executive Officers are (1) Constance, H. Lau, HEI President and Chief Executive Officer and American Savings Bank, F.S.B., Chair and Chief Executive Officer; (2) T. Michael May, Hawaiian Electric Company, Inc. (HECO) President and Chief Executive Officer; (3) Eric K. Yeaman, HECO Senior Executive Vice President and Chief Operating Officer; (4) Patricia U. Wong, HEI Vice President-Administration and Corporate Secretary; and (5) Curtis Y. Harada, HEI Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer.

At its meeting held on April 15, 2008, the Compensation Committee of the HEI Board of Directors (Committee) revised HEI’s historical equity program to make it more performance-based. The Committee transferred the value of half of the shares of restricted stock historically awarded (adjusted for a risk premium) to Named Executive Officers under the 1987 Stock Option and Incentive Plan, as amended, to a new supplemental performance-based long term incentive plan so that an approximate equivalent value is paid to participants if the target goals are achieved. The structure provides for an increased value to be awarded if maximum performance goals are achieved, but also a lower value if minimum performance goals are achieved or no award if performance falls short of the minimum goals. For the other half of the shares of restricted stock historically awarded, the Committee continued HEI’s practice of awarding the restricted shares on a four-year cliff-vesting basis to retain key executives.

Accordingly, under the revised equity program, on April 15, 2008, Ms. Lau was granted 8,000 restricted shares, Mr. May 4,000 restricted shares, Mr. Yeaman 2,500 restricted shares, Ms. Wong 1,500 restricted shares and Mr. Harada 1,000 restricted shares. By contrast, in 2007, the Committee granted Ms. Lau 16,000 restricted shares, Mr. May 8,000 restricted shares, Mr. Yeaman 5,000 restricted shares, Ms. Wong 3,000 restricted shares and Mr. Harada 2,000 restricted shares. These restricted shares will cliff vest and not be subject to risk of forfeiture for each Named Executive Officer who remains with the Company for four years. Under the revised program, the Committee also approved the following supplemental long-term incentive award levels for the 2008-2010 period for each of the Named Executive Officers if the same long-term incentive performance goals as described in HEI’s 2008 Proxy Statement for that period are met:

Name	Minimum	Target	Maximum	2010 projected salary midpoint of position grade
Constance H. Lau	13.5%	27.0%	54.0%	$815,000
T. Michael May	9.0%	18.0%	38.0%	610,000
Eric K. Yeaman	7.5%	15.0%	32.5%	426,000 (HEI)
				463,000 (HECO)
Patricia U. Wong	6.5%	10.0%	20.0%	321,000
Curtis Y. Harada	6.5%	10.0%	20.0%	224,000

Payment of any awards that may be made under this supplemental 2008-2010 long-term incentive program will be paid in a combination of 50% cash and 50% HEI Common Stock (versus 60% cash and 40% HEI Common Stock for the long-term incentive plan described in HEI’s 2008 Proxy Statement, which combination will continue for that plan) to promote greater stock ownership and alignment with shareholder interests.

In addition, the Committee also determined to recommend to the HEI Board that it approve changes to the way that the annual incentive and long-term incentive plan awards are administered under the EICP and LTIP, such that that a participant will forfeit any potential annual or long-term incentive awards if a participant terminates employment within the performance period for any reason other than retirement, death or disability. The Committee also determined to recommend to the HEI Board that it approve the manner of payment of annual and long-term incentive awards under the EICP and LTIP upon a change-in-

control of the Company (as defined in the 1987 HEI Stock Option Incentive Plan, as amended and restated effective January 22, 2008). Under this recommendation, upon a change-in-control, incentive plan participants will immediately be entitled to receive an award calculated by applying the target level percentage to the participant’s salary midpoint (the middle salary level in a salary range for a particular job grade or position) prorated by the number of complete months of employment during the applicable year or three-year performance period, divided by 12 or 36, respectively. In either case, the payment will be made in cash as soon practical after the change-in-control.

For further explanation of HEI’s executive compensation program, see HEI’s 2008 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ Curtis Y. Harada
Curtis Y. Harada Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: April 17, 2008

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